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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                         DREAMWORKS ANIMATION SKG, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                     68-0589190
(State of Incorporation or Organization)        (IRS Employer Identification Number)
           1000 Flower Street
          Glendale, California                                 91201
(Address of Principal Executive Offices)                     (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-51594

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

            Title Of Each Class                 Name Of Each Exchange On Which
            To Be So Registered                 Each Class Is To Be Registered

      Class A Common Stock, Par Value              New York Stock Exchange
               $0.01 Per Share




Securities to be registered pursuant to Section 12(g) of the Exchange Act:

                                      None
                                (Title of Class)


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Item 1.   Description of Registrant's Securities to be Registered.


         A description of the Registrant's Class A Common Stock, par value $0.01 per share, is set forth under "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (Reg. No. 333-117528), filed with the Securities and Exchange Commission on July 21, 2004, as amended, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act of 1933 (the "Registration Statements"), which description is incorporated herein by reference.



Item 2.                      Exhibits.



         The securities to be registered are to be listed on the New York Stock Exchange (the "NYSE"), on which no other securities of the Registrant are listed. Accordingly, the following exhibits are also being filed with the NYSE:

1. Registrant's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, as amended).

2. Registrant's By-Laws (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, as amended).

3. Form of Specimen Certificate for Registrant's Class A Common Stock (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, as amended).





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                                    SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                 DREAMWORKS ANIMATION SKG, INC.





                                  /s/ JEFFREY KATZENBERG
                                  ----------------------
                                  Name:    Jeffrey Katzenberg
                                  Title:   Chief Executive Officer and
                                           Director


Dated: October 28, 2004